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                                                                       EXHIBIT M

                                8,592,542 SHARES

                       CHICAGO BRIDGE & IRON COMPANY N.V.

                       COMMON STOCK (EURO 0.01 PAR VALUE)

                             UNDERWRITING AGREEMENT

                                                                   June 26, 2003

CREDIT SUISSE FIRST BOSTON LLC
BANC OF AMERICA SECURITIES LLC
LEHMAN BROTHERS INC.
BMO NESBITT BURNS CORP.
FIRST ALBANY CORPORATION
HIBERNIA SOUTHCOAST CAPITAL
SANDERS MORRIS HARRIS, INC.

As Representatives of the Several Underwriters,
   c/o Credit Suisse First Boston Corporation,
       Eleven Madison Avenue,
       New York, NY 10010-3629

Dear Sirs:

         1. INTRODUCTORY. The stockholders listed in Schedule A hereto (the "SELLING STOCKHOLDERS") propose severally to sell an aggregate of 7,592,542 outstanding shares of the Common Stock ("SECURITIES") of Chicago Bridge & Iron Company N.V., a Netherlands company with its statutory seat in Amsterdam ("COMPANY"), to the several underwriters named in Schedule B hereto ("UNDERWRITERS"), for whom Credit Suisse First Boston LLC ("CSFB"), Banc of America Securities LLC ("BAS"), Lehman Brothers Inc., BMO Nesbitt Burns Corp., First Albany Corporation, Hibernia Southcoast Capital and Sanders Morris Harris, Inc. are acting as Representatives, and the Company proposes to issue an aggregate of 1,000,000 shares of the Company's Securities to the Underwriters ("COMPANY FIRM SECURITIES"). The aggregate of 7,592,542 outstanding shares of Securities to be sold by the Selling Stockholders and the Company Firm Securities to be issued by the Company are herein called the "FIRM SECURITIES".

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One of the Selling Stockholders, First Reserve Fund VIII, L.P. ("FIRST RESERVE")
also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,288,881 additional outstanding shares of the Company's Securities as set forth below (such 1,288,881 additional shares being hereinafter referred to as the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities are herein collectively called the "OFFERED SECURITIES".

                  The Company and the Selling Stockholders hereby agree with the several Underwriters as follows, it being understood and agreed that the respective obligations of the Company and the Selling Stockholders are several and not joint:

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SELLING STOCKHOLDERS.

(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

                  (i) A registration statement (No. 333-103972) relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission ("COMMISSION") and either
         (A) has been declared effective under the Securities Act of 1933 ("ACT") and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the "INITIAL REGISTRATION STATEMENT") has been declared effective, either (A) an additional registration statement (the "ADDITIONAL REGISTRATION STATEMENT") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("RULE 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or
         (B) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("RULE 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "EFFECTIVE TIME" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (B) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such

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         registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "EFFECTIVE TIME" with respect to such additional registration statement means the date and time as of which such registration statement is filed and become effective pursuant to Rule 462(b). "EFFECTIVE DATE" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time, including all material incorporated by reference therein, including all information contained in the additional registration statement (if any) and deemed to be a part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("RULE 430A(o)") under the Act, is hereinafter referred to as the "INITIAL REGISTRATION STATEMENT". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "ADDITIONAL REGISTRATION STATEMENT". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "REGISTRATION STATEMENTS" and individually as a "REGISTRATION STATEMENT". The form of prospectus relating to the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("RULE 424(b)") under the Act or (if no such filing is required), as included in a Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "PROSPECTUS". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                  (ii) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("RULES AND REGULATIONS") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the

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         requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by
         (x) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(c) or (y) any Selling Stockholder specifically for use therein.

                  (iii) The Company has been duly incorporated and is validly existing as a public company with limited liability (naamloze vennootschap) under the laws of the Netherlands, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("MATERIAL ADVERSE EFFECT").

                  (iv) Each subsidiary of the Company that met the definition of "Significant Subsidiary" under Rules and Regulations at December 31, 2002, replacing the 10% threshold therein with 5% (a "MATERIAL SUBSIDIARY") (a list of which is attached as Exhibit A hereto), has been duly organized and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; each of the Company's material subsidiaries is a wholly-owned subsidiary of the Company; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each incorporated material subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and all of the issued and outstanding equity interests of each material subsidiary that is not a corporation has been duly authorized, validly issued and is fully paid; and such capital stock or other equity interests of each material subsidiary owned by the Company, directly or through subsidiaries, is free and clear of any mortgage, lien, pledge, security interest, restriction upon voting or transfer, claim or incumbency of any kind; and there are no rights granted to or in favor of any third party (whether acting in an

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         individual, fiduciary or other capacity) to acquire any such capital stock or other equity interests, any additional capital stock or other equity interests or any other securities of any material subsidiary.

                  (v) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized, validly issued, fully paid and nonassessable and conform to the description thereof contained in the Prospectus; and except as described in the Prospectus, the stockholders of the Company have no preemptive rights with respect to the Offered Securities which have not been waived.

                  (vi) There are no contracts, agreements or understandings between the Company and any person (other than the Underwriters) that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

                  (vii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and there are no legal or governmental proceedings, statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or required to be filed as exhibits to the Registration Statement that are not described or filed as required. Except as disclosed in the Prospectus and except with respect to the registration rights exercised by the Selling Stockholders hereunder, all persons (i) to whom the Company has granted such demand or piggyback registration rights and (ii) whose rights may be exercised in connection with the registration and offering of the Offered Securities have waived such registration rights.

                  (viii) The Offered Securities are listed on The New York Stock Exchange.

                  (ix) No consent, approval, authorization or order and no registration or qualification of, or filing with, any third party (whether acting in an individual or fiduciary or other capacity) or any governmental or regulatory agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state or foreign securities laws in connection with the offer and sale of the Offered Securities.

                  (x) Except as disclosed in the Prospectus, under current laws and regulations of the Netherlands and any political subdivision or taxing authority thereof or therein, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars (including, without limitation, payment on any Offered Securities in the form of New York Shares (as defined

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         in the Prospectus)), and except as disclosed in the Prospectus, all such payments made to holders thereof who are non-residents of the Netherlands will not be subject to withholding tax and taxes on income and capital gains under the laws and regulations of the Netherlands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other taxes and duties of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Netherlands or any political subdivision or taxing authority thereof or therein.

                  (xi) No registration tax, transfer tax, stamp duty or any other similar documentary tax or duty and, except as described in the Prospectus, no withholding tax or taxes on income or capital gains are payable by or on behalf of any of the Underwriters to the Netherlands or any political subdivision or taxing authority thereof or therein in connection with (A) the sale and delivery of the Offered Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside the Netherlands by the Underwriters of the Offered Securities to the initial purchasers thereof provided that: (x) such Underwriter is neither resident nor deemed to be resident in the Netherlands; (y) such Underwriter does not have an enterprise or an interest in an enterprise which enterprise is either managed in the Netherlands, or in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, or, if such Underwriter does have such an enterprise or an interest in such an enterprise, provided that such income or capital gains are not attributable to such permanent establishment or permanent representative; and (z) such Underwriter does not have a substantial interest in the Company, or, if such Underwriter does have such an interest, it forms part of the assets of an enterprise.

                  (xii) The execution, delivery and performance of this Agreement, and the consummation of the transactions herein contemplated (including the exercise of Mr. Gerald M. Glenn's Options (as herein defined)) will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties or operations, (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the articles of association or the charter or by-laws of the Company or any such subsidiary, except, in the case of (A) and (B), for such as would not have a Material Adverse Effect.

                  (xiii) This Agreement has been duly authorized, executed and delivered by the Company.

                  (xiv) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all material real properties and all other material properties and assets owned by them, in each case free from liens, encumbrances and

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         defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any material leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them and neither the Company nor any subsidiary has been notified of any material claim that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any such leases.

                  (xv) The Company and its subsidiaries possess adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of threatened or actual proceedings (and are not aware of any facts that would be expected to result in such proceeding) relating to the revocation or modification of any such certificate, authorization, license or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. The Company and its subsidiaries are in compliance with their respective obligations under such certificates, authorizations, licenses or permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such certificates, authorizations, license or permits, except for such non-compliance and events as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xvi) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would, individually or in the aggregate, have a Material Adverse Effect.

                  (xvii) The Company and its subsidiaries own or have obtained valid and enforceable licenses for all material trademarks, trademark registrations, trade names, service marks, service mark registrations, computer software, other rights to inventions, know-how, patents, copyrights, copyright registrations, trade secrets and proprietary or other intellectual property owned, sold or used by or licensed to or by the Company or any of its subsidiaries or that are necessary for the conduct of their business (collectively, "INTELLECTUAL PROPERTY"), and the Company and its subsidiaries are not aware of any material claim or challenge by any third party to the rights of the Company or its subsidiaries with respect to any Intellectual Property or the validity or scope of the Intellectual Property. Neither the Company nor any subsidiary has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                  (xviii) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any

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         substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim.

                  (xix) Each "EMPLOYEE BENEFIT PLAN" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which employees of the Company or any subsidiary participate or as to which the Company or any subsidiary has any liability (the "ERISA Plans") is in compliance with the applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended (the "Code"), except where failure to be incompliance would not have a Material Adverse Effect. Neither the Company nor any subsidiary has any liability with respect to the ERISA Plans, nor does the Company expect that any such liability will be incurred, that could, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Prospectus, the value of the aggregate vested and nonvested benefit liabilities under each of the ERISA Plans that is subject to
         Section 412 of the Code, determined as of the end of such ERISA Plan's most recent ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such ERISA Plan allocable to such benefit liabilities. Neither the Company nor any subsidiary has any liability, whether or not contingent, with respect to any ERISA Plan that provides post-retirement welfare benefits that could, individually or in the aggregate, have a Material Adverse Effect. The descriptions of the Company's stock option, incentive compensation and other employee benefits plans or arrangements, and the options or other rights granted and exercised thereunder, set forth or incorporated by reference in the Prospectus are accurate in all material respects.

                  (xx) (A) Neither the Company nor any of its subsidiaries is in violation of its articles of incorporation, articles of association or of its charter or by-laws, as the case may be, (B) neither the Company nor any of its subsidiaries is in violation of any applicable law, ordinance, administrative or governmental rule or regulation, or any order, decree or judgment of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries and (C) no event of default or event that, but for the giving of notice or the lapse of time or both, would constitute an event of default exists, and upon the sale of the Offered Securities will exist, under any indenture, mortgage, loan agreement, note, lease, permit, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any of the properties, assets or operations of the Company or any such subsidiary is subject, except, in the case of clauses (B) and (C), for such violations and defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

                  (xxi) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts (with customary deductibles and/or self-insured retentions) as are customary in the businesses in which they are engaged; all material policies of insurance and material performance bonds insuring the

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         Company or any subsidiary or their businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with such policies and instruments in all material respects; and except as described in the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, there are no claims by the Company or a subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.

                  (xxii) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are, to the Company's knowledge, threatened or contemplated.

                  (xxiii) The financial statements, together with the related schedules and notes, included in each Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein. The other financial and statistical information set forth in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement.

                  (xxiv) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and no change in the capital stock of the Company.

                  (xxv) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities and Exchange Act of 1934.

                  (xxvi) The Company is not and, after giving effect to the offering and sale of the Offered Securities, will not be an "investment company" or any entity "controlled" by an "investment company" as defined in the Investment Company Act of 1940.

                  (xxvii) The Company has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities and the Company has not distributed and

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         will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the Act or the Rules and Regulations.

                  (xxviii) Each of the Company and the subsidiaries has timely filed (or joined in the filing of) all federal and foreign and state and local tax reports and returns that it was required to file (or join in the filing of), except where the failure to file a report or return would not have a Material Adverse Effect, and such reports and returns are complete and correct in all material respects. All material taxes shown to be due on such reports and returns or otherwise relating to periods ending on or before the Closing Date, owed by the Company or any of its subsidiaries (whether or not shown on any report or return) or to which the Company or any of the subsidiaries may be liable under the Treasury regulations section 1.1502-6 (or analogous state or foreign law provisions) on account of having been a member of an "affiliated group" as defined in section 1504 of the Code (or other group filing on a combined basis) at any time on or prior to the Closing Date, if required to have been paid, have been paid, except such tax assessments, if any, as are being contested in good faith and as to which reserves have been provided which the Company reasonably believes are adequate. To the Company's knowledge after due inquiry, the charges, accruals and reserves on the books of the Company and the subsidiaries in respect of any tax liability for any year not finally determined are adequate to meet any assessments or reassessments. No tax deficiency has been asserted or threatened against the Company or any of the subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect.

                  (xxix) The Company is neither a foreign personal holding company ("FPHC") within the meaning of section 552 of the Code nor a passive foreign investment company ("PFIC") within the meaning of section 1297 of the Code, and the Company is not contemplating any action and is not aware of any contemplated action by any stockholder or stockholders of the Company that would be likely to cause the Company to become an FPHC, PFIC or controlled foreign corporation ("CFC") (within the meaning of section 957 of the Code).

                  (xxx) As of December 31, 2002, the Company did not have any material subsidiaries organized in a jurisdiction outside of the U.S., other than CBI Venezolana, S.A. (organized in Venezuela), Chicago Bridge & Iron Company, B.V. (organized in the Netherlands) and Southern Tropic Material Supply (organized in the Cayman Islands)) (each, a "FOREIGN MATERIAL SUBSIDIARY").

                  (xxxi) The Options (as defined below) have been duly granted and represent a legal and binding commitment of the Company to deliver the shares of Common Stock subject to such Options upon satisfactions of all the terms and conditions for exercise of the Options as set forth in the employee benefit plans, option agreements or other agreements governing such options. The Options were granted in compliance with any and all applicable laws.

                  (xxxii) Neither the exercise by Mr. Gerald M. Glenn of his Options on or prior to the First Closing Date, nor the issuance by the Company of shares of Common Stock in connection with Mr. Gerald M. Glenn's exercise of his Options will violate or conflict with the (i) the employee benefits plans, option agreements or other agreements governing such Options, (ii) the organizational documents of the Company or (iii) any and all laws.

         (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

                  (i) In the case of Wedge Engineering B.V. ("WEDGE") or First Reserve, such Selling Stockholder has, and, on the First Closing Date hereinafter mentioned will have, valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on the First Closing Date and full right, power and authority to enter into this Agreement and the Power of Attorney, if applicable, and the Custody Agreement, if applicable, referred to below and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Stockholder on the First Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the First Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Stockholder on the First Closing Date.

                  (ii) Subject to the last two sentences of this Section 2(b)(ii), if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, neither each Registration Statement nor the Prospectus includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Subject to the last two sentences of this Section 2(b)(ii), if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement: on the Effective Date of the Initial Registration Statement, neither the Initial Registration Statement nor the Prospectus will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. With respect to First Reserve and Wedge, the two preceding sentences apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based on information furnished to the Company by First Reserve or Wedge specifically for use therein, it being understood and agreed that, for purposes of this Agreement, including Section 7 hereof, the only such information furnished by First Reserve and Wedge consists of the following information in the Prospectus under the caption "Principal and Selling Shareholders": (1) the name and address of First Reserve or Wedge, as the case may be, in the column captioned "Name and Address of Beneficial Owner" and (2) the number of shares beneficially owned by First Reserve or Wedge, as the case may be, in the column captioned "Shares Beneficially Owned Prior to the Offering". With respect to Mr. Gerald M. Glenn, the first two sentences of this paragraph do not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives or by First Reserve or Wedge specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(c) and that the only such information furnished by First Reserve and Wedge consists of the information in the immediately preceding sentence; provided, further, with respect to Mr. Gerald M. Glenn, that the representations and warranties in the first two sentences of this paragraph will be breached only to the extent that Mr. Gerald M. Glenn had knowledge of an untrue statement of a material fact or omission to state a material fact required to be stated in any Registration Statement or Prospectus.

                  (iii) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the transactions contemplated by this Agreement.

                  (iv) This Agreement and the Power of Attorney, if applicable, and the Custody Agreement, if applicable, have been duly authorized, executed and delivered by such Selling Stockholder. Each of the Power of Attorney, if applicable, and the Custody Agreement, if applicable, constitutes a legally valid and binding agreement of such Selling Stockholder and is enforceable against such Selling Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

                  (v) The execution, delivery and performance of this Agreement by such Selling Stockholder and the consummation of the transactions (including, with respect to Mr. Gerald M. Glenn, the exercise of his Options contemplated herein) herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties or operations (excluding the matters covered by paragraph (b)(ii) above), or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties or operations of such Selling Stockholder is subject, or (B) the charter, by-laws, certificate of formation, partnership agreement or other applicable governing documents (if any) of such Selling Stockholder, except, in the case of clause (A), for such conflicts, breaches, violations or defaults which could not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

                  (vi) No consent, approval or authorization, and no order, registration or qualification of, or filing with, or with any third party (whether acting in an individual, fiduciary or other capacity) or any court or governmental or regulatory agency or body, is required for the performance by such Selling Stockholder of its obligations under this Agreement (including, with respect to Mr. Gerald M. Glenn only, the full exercise of his Options as contemplated herein), except such as have been, or will be obtained or made under the Act and the Rules and Regulations and such as may be required under state or foreign securities laws or by the New York Stock Exchange or the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Offered Securities.

                  (vii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in stabilization or manipulation of the price of the Offered Securities and such Selling Stockholder has not distributed and will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus filed with the Commission or the Prospectus or other materials, if any, permitted by the Act or the Rules and Regulations.

                  (viii) The sale of the Offered Securities by such Selling Stockholder pursuant hereto is not prompted by any material nonpublic information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus or any supplement thereto.

         (c) Mr. Gerald M. Glenn represents and warrants to, and agrees with, the several Underwriters that:

                  (i) Mr. Gerald M. Glenn, upon exercise of the Options, and if later, on the First Closing Date hereinafter mentioned, will have valid and unencumbered title to the Offered Securities to be delivered by Mr. Gerald M. Glenn on the First Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by Mr. Gerald M. Glenn on the First Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the First Closing Date hereunder, the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by Mr. Gerald M. Glenn on the First Closing Date.

                  (ii) Mr. Gerald M. Glenn is the lawful owner of the options to purchase up to 427,142 shares of the Company's Common Stock which were granted by the Company on April 2, 1997, July 30, 1998, May 13, 1999, February 10, 2000 and May 15, 2000 at the exercise prices of $9.00 $6.56, $6.56, $8.00 and $8.00, respectively (collectively, the "Options"), and has, and on the First Closing Date will have, good and clear title to the

         Options free of all restrictions on their exercise (other than pursuant to the terms of the Company employee benefit plans and option agreements governing the Options), liens, encumbrances, security interests, equities and claims, except as set forth in this Agreement.

                  (iii) Mr. Gerald M. Glenn has the legal right and power and all approvals required by law and under any agreement to exercise the Options on or prior to the First Closing Date, and such exercise of Options by Mr. Gerald M. Glenn will be done in full compliance with the applicable provisions of the applicable Company employee benefit plans, the applicable option agreements or any other agreements pursuant to which such Options were granted or issued or which govern or are applicable to the exercise of such Options. On or prior to the First Closing Date, Mr. Gerald M. Glenn will have taken all actions and executed all necessary documentation (including appropriate Option Exercise Notices (as defined below)) to properly exercise his Options in compliance with (i) the applicable Company employees benefit plans, the applicable option agreements and other agreements governing such Options, (ii) the organizational documents of the Company and (iii) all applicable laws.

                  (iv) On or prior to the First Closing Date, Mr. Gerald M. Glenn shall have satisfied all income and employment tax withholding obligations related to the exercise of the Options.

                  (v) The agreements, contracts and instruments listed in Schedule C hereto are all the material agreements, contracts and instruments to which Mr. Gerald M. Glenn is a party or by which Mr. Gerald M. Glenn or any of his properties or assets are subject or bound which relate to or are incident to (i) any capital stock of the Company or any options or other rights with respect to any capital stock of the Company or (ii) the sale, disposition or transfer of any capital stock of the Company or the exercise of any options or other rights related to any capital stock of the Company ("GLENN EQUITY AGREEMENTS").

                  (vi) Mr. Gerald M. Glenn is not a party to, nor is Mr. Gerald M. Glenn or any of his properties or assets bound by, any order of any court or governmental agency or body.

         3. PURCHASE, SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, agrees to sell and the Company agrees to issue to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from each Selling Stockholder and the Company, at a purchase price of $20.662 per share, that number of Firm Securities (rounded up or down, as determined by CSFB in its discretion, in order to avoid fractions) obtained by multiplying the number of Firm Securities set forth opposite the name of such Selling Stockholder and the Company in Schedule A hereto under the caption "Number of Firm Securities to be Sold" by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule B hereto and the denominator of which is the total number of Firm Securities. Unless all Firm Securities are to be purchased and sold (or, in the case of the

Company Firm Securities, issued), none shall be purchased and sold (or, in the case of the Company Firm Securities, issued).

         Certificates in negotiable form (i.e. accompanied by a deed of transfer/stock power, duly executed by each of First Reserve and Wedge and acknowledged by the Company in accordance with its Articles of Association) for the Offered Securities to be sold by such Selling Stockholders have been (or will, by the close of business on June 27, 2003, be) placed in custody by each of the First Reserve and Wedge, for delivery under this Agreement, under Custody Agreements made with The Bank of New York, as custodian ("CUSTODIAN"). Each of First Reserve and Wedge agrees that the shares represented by the certificates held in custody (or that will be held in custody) for such Selling Stockholder under its Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by such Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death of any such individual Selling Stockholder or the occurrence of any other event, or in the case of a trust, by the death of any trustee or trustees or the termination of such trust. If any individual Selling Stockholder (other than Mr. Gerald M. Glenn) or any such trustee or trustees should die, or if any other such event should occur, or if any of such trusts should terminate, before the delivery of the Offered Securities hereunder, certificates for the Offered Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death or other event or termination had not occurred, regardless of whether or not the Custodian shall have received notice of such death or other event or termination.

         The Custodian on behalf of First Reserve and Wedge, in respect to Firm Securities to be sold by each of First Reserve and Wedge, and Mr. Gerald M. Glenn, in respect of the Firm Securities to be sold by Mr. Gerald M. Glenn, will deliver their Firm Securities to the Representatives for the accounts of the Underwriters through the facilities of The Depository Trust Company ("DTC"), against payment of the purchase price in Federal (same day) funds by wire transfer to accounts designated in writing by the Custodian for Firm Securities to be sold by each of First Reserve and Wedge and Mr. Gerald M. Glenn, for Firm Securities to be sold by Mr. Gerald M. Glenn, in each case at a bank acceptable to CSFB. The Company, in respect of Firm Securities to be issued by the Company, will issue the Company Firm Securities to the Representatives for the accounts of the Underwriters through the facilities of DTC, against payment of the purchase price in Federal (same day) funds by wire transfer to an account designated in writing by the Company, for the Company Firm Securities to be issued by the Company, in each case at a bank acceptable to CSFB. The time and date of such delivery or issuance, as the case may be, and payment with respect to the Firm Securities shall be 9:00 A.M., New York time, on July 2, 2003, or at such other time not later than seven full business days thereafter as CSFB, the Company and the Custodian determine, such time being herein referred to as the "FIRST CLOSING DATE". The certificates for the Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFB requests at least 48 hours prior to the First Closing Date and will be made available for checking and packaging at the office of DTC or the Bank of New York, as its designated custodian, in New York City at least 24 hours prior to the First Closing Date.

         In addition, upon written notice from CSFB given to the Company and First Reserve from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. First Reserve agrees to sell to the Underwriters the number of Optional Securities specified in such notice, which amount shall not exceed the number of shares set forth opposite the name of First Reserve in Schedule A hereto under the caption "Number of Optional Securities to be Sold". Such Optional Securities shall be purchased from First Reserve for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by CSFB to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFB on behalf of the Underwriters to First Reserve.

         Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "OPTIONAL CLOSING DATE", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "CLOSING DATE"), shall be determined by CSFB but shall be not later than five (5) full business days after written notice of election to purchase Optional Securities is given. The Custodian will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters through the facilities of DTC, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to CSFB. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFB requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the above office of DTC or the Bank of New York, as its designated custodian, in New York City at a reasonable time in advance of such Optional Closing Date.

         The documents to be delivered at each Closing Date by or on behalf of the parties hereto pursuant to Section 6 hereof will be delivered at the offices of Latham & Watkins, 233 South Wacker Drive, Chicago, Illinois.

         4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus. It is understood that the Underwriters will offer the Offered Securities to persons who are established, domiciled or have their residence in the Netherlands in compliance with the dispensations from the Authority for the Financial Markets (AFM) granted to the Company on April 3, 2003, May 8, 2003 and June 17, 2003.

         5. CERTAIN AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS. (a) The Company agrees with the several Underwriters and the several Selling Stockholders that:

                  (i) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFB, subparagraph (4)) of Rule 424(b) not later than the earlier of
         (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement. The Company will advise CSFB promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by CSFB.

                  (ii) The Company will advise CSFB promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or the related prospectus or the Initial Registration Statement, the Additional Registration Statement (if any) or the Prospectus and will not effect such amendment or supplementation without CSFB's consent, which shall not be unreasonably withheld; and the Company will also advise CSFB promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                  (iii) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify CSFB of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither CSFB's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

                  (iv) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the

         Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of
         Section 11(a) of the Act. For the purpose of the preceding sentence, "AVAILABILITY DATE" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "AVAILABILITY DATE" means the 90th day after the end of such fourth fiscal quarter.

                  (v) The Company will furnish to the Representatives copies of each Registration Statement (two of which will be signed originals and two of which will include photocopies of the signed signature page and all of which will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFB reasonably requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

                  (vi) The Company will arrange for the qualification of the Offered Securities for offering and sale under the laws of such jurisdictions (other than the Netherlands) as CSFB reasonably designates and will continue such qualifications in effect so long as required for the distribution (provided that the Company shall not be required to submit generally to the jurisdiction of courts in any such jurisdiction where it is not currently so subject).

                  (vii) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other public information concerning the Company as CSFB may reasonably request.

                  (viii) For a period of 90 days after the date of the initial public offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFB and BAS, except (x) grants or issuances of options, restricted shares or restricted stock units, performance shares or performance units, or any other Securities issued pursuant to the Company's existing compensation or employee benefit plans, as such plans are in effect as of the date hereof or (y) the payment in Securities to supervisory directors of the Company of a portion of their directors fees or (z) the filing of registration statements with the SEC for the securities described in (x) and (y) above.

                  (ix) The Company agrees with the several Underwriters and, subject to Section 5(b) below, the several Selling Stockholders that the Company will pay all expenses incident to the performance of the obligations of the Selling Stockholders and the obligations of the Company under this Agreement (other than expenses and disbursements of counsel to the Selling Stockholders, underwriting fees, discounts and commissions and document, stamp, transfer or similar taxes in respect of the Offered Securities to be sold by the several Selling Stockholders or in respect of the execution and delivery of this Agreement as to such Offered Securities to be sold by the several Selling Stockholders), including (A) any registration or filing fees and other fees and expenses in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFB reasonably designates and the printing of memoranda relating thereto, and the reasonable fees and disbursements of counsel to the Underwriters in connection with such qualification, (B) the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities (and associated reasonable legal fees), (C) fees, expenses and disbursements of counsel for the Company and all independent certified public accountants and other persons or entities retained by the Company, (D) any fees and expenses for listing the Offered Securities on The New York Stock Exchange, (E) any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and (F) expenses incurred in distributing preliminary prospectus and the Prospectus (including any amendments and supplements thereto) to the Underwriters. Except as provided in this Section, Section 7 and Section 9, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel and the expenses of advertising any offering of the Offered Securities made by the Underwriters.

                  (x) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Offered Securities sold by it and, with respect to the Offered Securities to be sold by it, on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

                  (xi) The Company will honor Mr. Gerald M. Glenn's exercise of the Options upon their proper exercise and payment, and the Company shall provide all incidental opinions, instructions, certificates and documentation in connection therewith required of the Company. The Company will pay when due and will withhold all income and employment tax obligations as required by law in connection with such exercise of Options by Mr. Gerald M. Glenn. On or prior to the First Closing Date, subject to receipt of fully executed Option Exercise Notices (as defined below) from Mr. Gerald M. Glenn and receipt of the aggregate option exercise price (whether it be cash or other shares of the Company's Common Stock owned by Mr. Gerald M. Glenn) for the Options and satisfaction of all income and employment tax withholding obligations, the Company shall issue and deliver to Mr. Gerald M. Glenn the Firm Securities to be sold by Mr. Gerald M. Glenn hereunder on the First Closing Date.

         (b) Each Selling Stockholder severally and not jointly agrees with the several Underwriters and the Company that:

                  (i) Such Selling Stockholder will pay all expenses incident to the performance of such Selling Stockholder under this Agreement, including any expenses for document, stamp, transfer and similar taxes on the sale of the Offered Securities to the Underwriters or on the execution and delivery of this Agreement as to such Offered Securities, any expenses of counsel to such Selling Stockholder and all underwriting fees, discounts and commissions in respect of the Offered Securities sold by it. In accordance with Section 3.04(a) and (b) of the First Reserve Shareholder Agreement, dated December 28, 2000 (as amended by an amendment thereto dated February 7, 2001), between the Company and First Reserve (the "FUND VIII STOCKHOLDER AGREEMENT") and
         Section 3.04(a) of the WEDGE Shareholder Agreement dated as of December 28, 2000 by and among Wedge Engineering B.V., the Company and certain of the Company's other shareholders (as amended by amendments thereto dated February 7, 2001 and March 19, 2003) (the "WEDGE STOCKHOLDER AGREEMENT"), the Company shall be responsible for (a) the expenses to be paid by the Company pursuant to the second sentence of the Section 3.04(b) of the Fund VIII Stockholder Agreement and (b) the first $400,000 of Registration Expenses (as defined in the Fund VIII Stockholder Agreement) in connection with the sale of the Offered Securities. First Reserve and Wedge shall reimburse the Company on a pro rata basis, for Registration Expenses incurred in excess of $400,000 as provided in the Fund VIII Stockholder Agreement and the WEDGE Stockholder Agreement.

                  (ii) Such Selling Stockholder will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the sale of the Offered Securities sold by it and on the execution and delivery of this Agreement. All payments to be made by such Selling Stockholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Stockholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, unless such deduction or withholding relates to any taxes imposed on or measured by net or gross income, capital or net worth of the Underwriters, such Selling Stockholder shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

                  (iii) Each Selling Stockholder agrees, from the date of this Agreement to 90 days after the date of the public offering of the Offered Securities, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of Securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement, without the prior written consent of CSFB and BAS. During such period, such Selling Stockholder will not make any demand for or exercise any rights with respect to the registration of any securities or any security convertible into or exercisable or exchangeable for the Securities. The foregoing shall not prohibit transfers to Affiliates (as defined under the Act) or family members of such Selling Stockholder, or partnerships, trusts or other entities controlled by family members of such Selling Stockholder, that agree in writing to be bound by this restriction.

         (c) Mr. Gerald M. Glenn agrees with the several Underwriters and the Company that:

                  (i) On or prior to the First Closing Date, Mr. Gerald M. Glenn shall fully exercise his Options, by providing the Company, the Bank of New York, and the Representatives with fully executed Option exercise notices as required by the applicable employee benefit plans, option agreements and other agreements governing or applicable to such Options (the "OPTION EXERCISE NOTICES"). Mr. Gerald M. Glenn will take, or cause to be taken, all actions necessary to fully and properly exercise his Options on or prior to the First Closing Date, including providing all documentation (including the Option Exercise Notices), certificates and instructions as may be reasonably requested by the Company, the Representatives or the Bank of New York, as transfer agent for the Company. After exercising such Options, such Option Exercise Notices shall be irrevocable and Mr. Gerald M. Glenn will not terminate, cancel or revoke his Option Exercise Notices with respect to such Options, nor take any action which would result in any such termination, cancellation or revocation of such Option Exercise Notice or would cause the exercise of the Options not to occur.

                  (ii) Prior to the First Closing Date, Mr. Gerald M. Glenn shall have, or caused to have been, furnished for review by the Representatives copies or originals of all documentation, certificates and instructions related to the full and proper exercise of the Options as contemplated by this Agreement.

                  (iii) At least two business days prior to the First Closing Dated, Mr. Gerald M. Glenn shall place in custody of the Bank of New York deeds of transfer/stock powers in original form, duly executed by Mr. Gerald M. Glenn (with medallion signature guarantees), and acknowledged by the Company in accordance with its Articles of Association for the Firm Shares to be sold by Mr. Gerald M. Glenn hereunder.

                  (iv) Prior to the First Closing Date, Mr. Gerald M. Glenn will deliver to the Representatives a properly completed and executed United States Treasury Department Form W-9.

         6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

         (a) The Representatives and the Board of Directors of the Company shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Deloitte & Touche LLP confirming that they are independent certified public accountants of the Company within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                  (i) in their opinion the financial statements and schedules examined by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                  (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements of the Company as of and for the three-month period ended March 31, 2003 included in the Registration Statements;

                  (iii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements of the Company as of and for the three-month period ended March 31, 2002 included in the Registration Statements;

                  (iv) on the basis of the review referred to in clause (ii) and (iii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) the unaudited financial statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                           (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of such letter, there was any change in the capital stock or any increase in long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or stockholders' equity, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (C) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year included in the Prospectus, in consolidated net sales or in total or per-share amounts of net income;

         except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                  For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "REGISTRATION STATEMENTS" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "REGISTRATION STATEMENTS" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and
(iii) "PROSPECTUS"
shall mean the prospectus included in the Registration
Statements. All financial statements included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

         (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFB. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later that 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by CSFB. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Stockholder, the Company or the Representatives, shall be contemplated by the Commission.

         (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealing in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States; or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the Netherlands, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

         (d) The Representatives shall have received an opinion, dated such Closing Date, of Winston & Strawn, special United States counsel for the Company, to the effect that:

                  (i) The Company is not and, after giving effect to the offering and sale of the Offered Securities will not be, an "investment company" or an entity "controlled" by an "investment company" as defined in the Investment Company Act of 1940;

                  (ii) No consent, approval or authorization and no order, registration or qualification of, or filing with any governmental or regulatory agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the Offered Securities, except such as have been obtained and made under the Act and such as may be required under state or foreign securities laws;

                  (iii) The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated by the Company will not (a) violate or conflict with any Illinois or Federal statute, rule, regulation applicable to the Company (other than Federal, state or foreign securities or "blue sky" laws and the rules and regulations of the NASD, as to which such counsel need express no opinion) or (b) to such counsel's knowledge, result in a breach or violation of any of the terms and provisions of, or constitute a default under any agreement or instrument filed with the Commission (or incorporated by reference) as an exhibit to the Company's 10-K for the year ended December 31, 2002 pursuant to Item 10 of Rule 601 of Regulation S-K;

                  (iv) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be), and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

                  (v) Each Registration Statement and the Prospectus and each amendment and supplement thereto, as of their respective effective or issue date, (other than the financial statements and related schedules therein and other financial data derived therefrom) complied as to form in all material respects with the requirements of the Act and the Rules and the Regulations;

                  (vi) The descriptions in the Registration Statements and Prospectus of the U.S. Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder under the heading "Taxation - Certain United States Federal Tax Considerations" and "Risk Factors--We Have a Risk of Being Classified as a Controlled Foreign Corporation and Certain Shareholders Who Do Not Beneficially Own Shares May

         Lose the Benefit of Withholding Tax Reduction or Exemption Under Dutch Legislation," the U.S. governmental proceeding under the caption "Risk Factors - Certain Remedies Ordered in a Federal Trade Commission Proceeding Could Adversely Affect Us," and the shareholders agreements under the caption "Principal and Selling Shareholders - Shareholder Agreements" insofar as such descriptions purport to constitute summaries of legal matters or the terms of the shareholders agreements fairly present the information with respect to such legal matters and the terms of such shareholders agreements and fairly summarize the matters referred to therein in all material respects; and

                  (vii) Assuming, without investigation, that this Agreement has been duly authorized by all necessary corporate actions of the Company and that the person executing has the authority to sign for and bind the Company, in each case as necessary under Dutch law and the Company's Articles of Association, this Agreement has been duly executed and delivered by the Company.

                  Such counsel shall also state that such counsel has participated in conferences with officers and representatives of the Company and the Selling Stockholders, Deloitte & Touche LLP, representatives of the Underwriters and Latham & Watkins in connection with the preparation of the Registration Statements and the Prospectus, and based upon the foregoing and without assuming responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statements (except to the extent described in (vi) above) or making any independent check or verification thereof (relying as to factual matters upon opinions of officers and other representatives of the Company and the Selling Stockholders), no facts have come to the attention of such counsel which lead them to believe that (x) any part of a Registration Statement or any amendment thereto, as of its effective date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (y) that the Prospectus or any amendment or supplement thereto, as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express an opinion or belief as to any financial statements and schedules and other financial information derived therefrom or any matter of Dutch law included in or excluded from any Registration Statement or the Prospectus.

                  In giving such opinions, such counsel may limit its opinion to the Federal laws of the United States of America and the laws of the State of Illinois, and matters specifically governed thereby.

         (e) The Representatives shall have received an opinion, dated such Closing Date, of Robert H. Wolfe, General Counsel of Chicago Bridge & Iron Company, to the effect that:

                  (i) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any Securities of the Company owned or to be owned by such person or to require the Company to include such Securities in the Securities registered pursuant to the Registration Statement;

                  (ii) Each of the Company's U.S. subsidiaries listed on Exhibit A has been duly incorporated or organized and is a validly existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with corporate or other power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus; and each of the Company and its U.S. subsidiaries listed on Exhibit A is duly qualified to transact business as a foreign corporation or other entity in good standing in all other U.S. jurisdictions in which it owns, leases or operates properties or in which the conduct of its business or its ownership, leasing or operation of property requires such qualification; and all of the outstanding shares of capital stock or other equity interests of the Company's U.S. subsidiaries listed on Exhibit A have been duly authorized and validly issued and are fully paid and non-assessable and all shares or other equity interests owned by the Company, directly or through subsidiaries, are free and clear of any mortgage, pledge, lien, security interest, restriction upon voting or transfer, claim or encumbrance of any kind; and there are no rights granted to or in favor of any third party (whether acting in an individual, fiduciary or other capacity) to acquire any such capital stock or other equity interests, any additional capital stock or other equity interests or any other securities of any U.S. subsidiary of the Company listed on Exhibit A;

                  (iii) No consent, approval or authorization and no order, registration or qualification of, or filing with, any non-governmental third party (whether acting in an individual fiduciary or other capacity) or any United States Federal or Illinois state governmental or regulatory agency or body or, any Federal or state court is required to be obtained or made by the Company for the consummation of the transactions to be effected by the Company contemplated by this Agreement, except such as have been obtained and made under the Act and such as may be required under state or foreign securities laws in connection with the offer and sale of the Offered Securities;

                  (iv) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) the DGCL or any Federal or Illinois statute, rule or regulation applicable to the Company (other than Federal, state or foreign securities or "blue sky" laws and the rules and regulations of the NASD, as to which such counsel need express no opinion) or any order, judgment or decree of any Federal or state governmental agency or body or any U.S. court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or operations, or any material agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (B) the charter or by-laws of any material U.S. subsidiary;

                  (v) The Company and its U.S. subsidiaries possess adequate certificates, authorizations, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any written notice of threatened or actual proceedings relating to the revocation or modification of any such certificate, authorization, license or permit that, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and its U.S. subsidiaries are in compliance with their respective obligations under such certificates, authorizations, licenses or permits and to such counsel's knowledge no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such certificates, authorizations, licenses or permits or violation of such laws or regulations, except for such non-compliance and events as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

                  (vi) Except as described in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties, assets or operations that could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, or could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement and, to the knowledge of such counsel, except as described in the Prospectus, no such actions, suits or proceedings are threatened or contemplated;

                  (vii) Except as described in the Prospectus and except as could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the properties, assets and operations of the Company and its subsidiaries are in compliance with all applicable U.S. Environmental Laws. Except as described in the Prospectus and except as could not reasonably be expected to, individually or in the aggregate, to have a Material Adverse Effect, none of the Company or any of its subsidiaries is the subject of any U.S. federal, state, or local investigation pursuant to Environmental Laws and none of the Company or any of its subsidiaries has received any written notice or claim pursuant to Environmental Laws. For the purpose of this opinion, "ENVIRONMENTAL LAWS" means all U.S. federal, state, and local laws, statutes, codes, ordinances, rules, regulations, directives, permits, licenses, or orders relating to the natural environment, or employee health or safety, including, but not limited to, any law, statute, code, ordinance, rule, regulation, directive, permit, license or order relating to (1) the release, discharge or emission of any pollutant into the natural environment, (2) damage to any natural resource, (3) the use, handling or disposal of any chemical substance or (4) workplace or worker safety and health, as such requirements are promulgated by the specifically authorized governmental authority responsible for administering such requirements, or imposed by judicial order or fiat;

                  (viii) Such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statements or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statements or the Prospectus or to be filed as exhibits to the Registration Statements which are not described or filed as required; and

                  Such counsel shall also state that he or attorneys acting under his direction and supervision have participated in conferences with officers and other representatives of the Company and the Selling Stockholders, special counsel for the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus and related matters were discussed and such counsel has been advised of such conferences and has had the opportunity to review the contents of the Registration Statement, and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, such counsel shall advise that, on the basis of the foregoing, no facts have come to the attention of such counsel (or the attorneys acting under his direction and supervision) that lead him to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of such Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need not express any comment with respect to the financial statements and schedules and other financial information derived therefrom or any matter of Dutch law included in or excluded from any Registration Statement or the Prospectus).

         In giving such opinions, such counsel may limit its opinion to laws of the State of Illinois, the DGCL and the Federal laws of the United States of America, and matters specifically governed thereby.

         (f) The Representatives shall have received an opinion or opinions, dated such Closing Date, of De Brauw Blackstone Westbroek N.V. and P.C., Netherlands counsel for the Company, to the effect that:

                  (i) The Company has been incorporated and is existing as a limited liability company (naamloze vennootschap) under Dutch law; the Company has the corporate power to conduct any business which (i) falls within the objects clause of its Articles of Association and (ii) is in its corporate interest;

                  (ii) Chicago Bridge & Iron Company B.V. ("CBICBV") has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, and has the corporate power to conduct any business which
         (i) falls within the objects clause of its Articles of Association and
         (ii) is in
         its corporate interest. All of the issued shares in the share capital of CBICBV have been duly authorized and validly issued in accordance with Dutch law and are fully paid and non-assessable (and accordingly, no obligation other than to pay up the nominal amount of a share may be imposed upon a shareholder against his will even by an amendment of the articles of association of CBICBV); according to CBICBV's shareholder register, the Company is the sole shareholder of CBICBV and no rights of pledge or rights of usufruct exist in respect of CBICBV's shares;

                  (iii) The Offered Securities to be delivered on such Closing Date have been duly authorized and validly issued in accordance with Dutch law and are fully paid and non-assessable (and accordingly, no obligation other than to pay up the nominal amount of a share may be imposed upon a shareholder against his will even by an amendment of the articles of association of the Company); no preemptive rights exist with respect to the Offered Securities;

                  (iv) According to the Company's shareholders register, the Offered Securities are free of rights of pledge (pandrecht) and rights of usufruct (vruchtgebruik);

                  (v) [Opinion to be given at the First Closing] Upon the placement (plaatsing) of the Company Firm Securities with CEDE & CO. and the acceptance of the Company Firm Securities by CEDE & CO. and payment therefor to the Company, as provided in the Underwriting Agreement, the Company Firm Securities will have been validly issued to CEDE & CO. in accordance with Dutch law, free from and clear of all liens, claims or other encumbrances;

                  (vi) [Opinion to be given at the First Closing] Upon (i) the due execution by a Selling Stockholder of the relevant deed of transfer relating to the Firm Securities (other than the Company Firm Securities) to be sold by such Selling Stockholder to the Underwriters pursuant to this Agreement, (ii) the delivery by such Selling Stockholder to the Bank of New York (the "TRANSFER AGENT") of the share certificates issued for such Firm Securities (other than the Company Firm Securities) and acknowledgement by the Company by its endorsement on the share certificates for such Firm Securities (other than the Company Firm Securities) and (iii) the acceptance of the transfer of such Firm Securities (other than the Company Firm Securities) by CEDE & CO. and payment therefor to such Selling Stockholder as provided in this Agreement, title to such Firm Securities (other than the Company Firm Securities) will validly have been transferred to CEDE & CO. in accordance with Dutch law, free from and clear of all liens, claims or other encumbrances;

                  (vi)     [Opinion to be given at the Optional Closing] Upon
         (i) the due execution by First Reserve of the relevant deed of transfer relating to the Optional Securities to be sold by First Reserve to the Underwriters pursuant to this Agreement, (ii) the delivery by First Reserve to the Transfer Agent of the share certificates issued for such Optional Securities and acknowledgement by the Company by its endorsement on the share certificates for such Optional Securities and
         (iii) the acceptance of the transfer of such

         Optional Securities by CEDE & CO. and payment therefor to First Reserve as provided in this Agreement, title to such Optional Securities will validly have been transferred to CEDE & CO. in accordance with Dutch law, free from and clear of all liens, claims or other encumbrances;

                  (vii) The Company has the corporate power to enter into the Registration Statement, has taken all necessary corporate action to authorize its filing of the Registration Statement and the Registration Statement has been validly executed by the Company; the Company has the corporate power to enter into and perform its obligations under this Agreement, has taken all necessary corporate action to authorize its entry into and performance of this Agreement, and this Agreement has been validly executed by the Company;

                  (viii) Under Dutch law, there are no governmental or regulatory orders, registrations, filings, consents, approvals or authorizations required by the Company for its entry into and performance of this Agreement;

                  (ix) Under Dutch law, there are no registrations, filings or other similar formalities required to ensure the validity, binding effect and enforceability against the Company of this Agreement;

                  (x) The entry into and performance of this Agreement by the Company do not conflict with or violate Dutch law or the Company's or CBICBV's articles of association;

                  (xi) Under Dutch law, the Company has taken all necessary corporate action to submit to the jurisdiction of any United States federal or state courts in the State of New York, County of New York, and to appoint CT Corporation System as the authorized agent of the Company for the purpose described in Section 15 hereof; under Dutch law, in proceedings in the State of New York, County of New York, the law of the State of New York determines the validity, binding effect and enforceability against the Company of the jurisdiction clause contained in Section 15 of this Agreement. A judgment rendered by a court in the State of New York will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment rendered by a federal or state court in the State of New York (the "FOREIGN COURT") which is enforceable in the State of New York (the "FOREIGN JUDGMENT") and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the foreign court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy;

                  (xii) Under Dutch law, the Company is not entitled to immunity from legal proceedings nor are its assets immune from execution;

                  (xiii) Under Dutch law, the Dutch courts have jurisdiction over any civil claims against the Company, subject to any applicable treaties and unless the Company has properly invoked the exclusive jurisdiction of a foreign court or arbitral tribunal. Under

         Dutch law, the choice of New York Law as the governing law of this Agreement is recognized, and accordingly, a competent Dutch court applying Dutch law would give effect to New York Law as governing the validity, binding effect and enforceability against the Company of this Agreement;

                  (xiv) The descriptions in the Prospectus under the last two paragraphs of the heading "Price Range of Common Stock and Dividend Policy" on page 14 and 15, and under the heading "Description of Capital Stock," in each case to the extent they are descriptions of Dutch law, the terms of the Offered Securities according to the Company's Articles of Association or the Company's Articles of Association, are correct in all material respects;

                  (xv) Except as described in the Prospectus, under current laws and regulation of the Netherlands and any political subdivision or taxing authority thereof, all dividends and other distributions declared and payable on the Offered Securities (including, without limitation, dividend payments on any Offered Securities in the form of New York Shares (as defined in the Prospectus)) may be paid by the Company to the holder thereof in United States dollars;

                  (xvi) Dividends distributed by the Company generally are subject to a withholding tax imposed by the Netherlands at a rate of twenty-five percent. The expression "dividends distributed by the Company" as used herein includes, but is not limited to: (i) distributions in cash or in kind, deemed and constructive distributions and repayments of paid-in capital not recognized for Netherlands dividend withholding tax purposes; (ii) liquidation proceeds, proceeds from the redemption of shares or, as a rule, consideration for the repurchase of shares by the Company in excess of the average paid-in capital recognized for Netherlands dividend withholding tax purposes;
         (iii) the par value of shares issued to a holder of shares or an increase of the par value of shares, as the case may be, to the extent that it does not appear that a contribution, recognized for Netherlands dividend withholding tax purposes, has been made or will be made; and
         (iv) partial repayment of paid-in capital, recognized for Netherlands dividend withholding tax purposes, if and to the extent that there are net profits (zuivere winst), unless the general meeting of shareholders of the Company has resolved in advance to make such repayment and provided that the par value of the shares concerned has been reduced by an equal amount by way of an amendment of the Articles of Association. If a holder of shares is resident in a country other than the Netherlands and if a taxation convention is in effect between the Netherlands and such country, such holder may, depending on the terms of such double taxation convention, be eligible for a full or partial exemption from, or refund of, Netherlands dividend withholding tax. Under the double taxation convention in effect between the Netherlands and the United States (the "TREATY"), dividends paid by the Company to a resident of the United States (other than an exempt organization or exempt pension organization) are generally eligible for a reduction of the 25% Netherlands withholding tax to 15%, or in the case of certain U.S. corporate shareholders owning at least 10% of the voting power of the Company, 5%, unless the common shares held by such resident are attributable to a business or part of a business that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands. The Treaty provides for a complete exemption for dividends received by exempt pension organizations and exempt organizations, as defined therein. Except in the case of exempt organizations, the reduced dividend withholding rate can be applied at source upon payment of the dividends, provided that the proper forms have been filed in advance of the payment Qualifying U.S. exempt organizations must seek a full refund of the tax withheld by filing the proper forms. A holder of common shares other than an individual will not be eligible for the benefits of the Treaty if such holder of common shares does not satisfy one or more of the tests set forth in the limitation on benefits provisions of Article 26 of the Treaty. According to an anti-dividend stripping provision, no exemption from, or refund of, Netherlands dividend withholding tax will be granted if the recipient of dividends paid by the Company is not considered to be the beneficial owner of such dividend.

                  (xvii) An Underwriter will not be subject to any Netherlands taxes on income or capital gains in respect of dividends distributed by the Company or in respect of any gain realized on the disposal of the Offered Securities (other than the withholding tax as described in paragraph (xv) above), provided that: (i) such Underwriter is neither resident nor deemed to be resident in the Netherlands; (ii) such Underwriter does not have an enterprise or an interest in an enterprise which enterprise is either managed in the Netherlands, or in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands, or, if such Underwriter does have such an enterprise or an interest in such an enterprise, provided that such income or capital gains are not attributable to such permanent establishment or permanent representative; and (iii) such Underwriter does not have a substantial interest in the Company, or, if such Underwriter does have such an interest, it forms part of the assets of an enterprise;

                  (xviii) Save for capital tax which will be payable by the Company, no Netherlands registration tax, transfer tax, stamp duty or any other similar documentary tax or duty will be payable by or on behalf of the Underwriters to the Netherlands or to any political subdivision or taxing authority thereof or therein in respect of or in connection with (A) the sale and delivery by the Company of the Offered Securities to or for the respective accounts of the Underwriters or (B) the sale and delivery outside the Netherlands by the Underwriters of the Offered Securities to the initial purchasers thereof in the manner contemplated herein; and

                  (xix) The descriptions contained in the Prospectus on page 12 and 13 and further under the caption "Risk-Factors--We Have a Risk of Being Classified as a Controlled Foreign Corporation and Certain Shareholders Who Do Not Beneficially Own Shares May Lose the Benefit of Withholding Tax Reduction or Exemption Under Dutch Legislation," and on page 50 and further under the captions "Taxation - Dutch Taxation for Non-Resident Shareholders", "Taxation - Dutch Taxation for Resident Shareholders," and "Taxation - Individual and Corporate Income Tax" to the extent they are descriptions of Dutch law, are correct.

In giving such opinion, such counsel may rely on the opinions of Winston & Strawn and Robert H. Wolfe, Esq. referred to above as to matters of laws other than the laws of the Netherlands.

         (g) The Representatives shall have received the opinion, as contemplated in the Custody Agreement executed and delivered by WEDGE., and an opinion, dated such Closing Date, of Van Doorne, Netherlands counsel for WEDGE, to the effect that:

                  (i) Such Selling Stockholder has the corporate power and authority to execute this Agreement and the Custody Agreement, to perform its obligations thereunder and to consummate the transactions contemplated in this Agreement and the Custody Agreement;

                  (ii) Such Selling Stockholder has taken all necessary corporate action to authorize the execution of this Agreement, the Power of Attorney and the Custody Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated therein;

                  (iii) No authorizations, consents, approvals, licenses, registrations, or exemptions from or filings with, governmental, judicial or public bodies or authorities in the Netherlands, which have not been obtained, are required under Netherlands law for the execution of the Custody Agreement or this Agreement by such Selling Stockholder, the performance of the obligations of such Selling Stockholder under the Custody Agreement or this Agreement and the consummation of the transactions contemplated in the Custody Agreement or this Agreement;

                  (iv) If applicable, the execution, delivery and performance of the Custody Agreement and this Agreement by such Selling Stockholder and the consummation of the transactions contemplated in the Custody Agreement and this Agreement do not conflict with or result in a violation of (i) any provision of the Articles of Association (statuten) of such Selling Stockholder or (ii) any existing provision of, or rule or regulation under, the law of the Netherlands, applicable to companies generally;

                  (v) Each of this Agreement, the Power of Attorney and the Custody Agreement, when duly executed under applicable law (other than Dutch Law) on behalf of such Selling Stockholder, constitutes valid and legally binding obligations of such Selling Stockholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                  (vi) Upon (i) the due execution by such Selling Stockholder of the relevant deed of transfer relating to the Firm Securities to be sold by such Selling Stockholder to the Underwriters pursuant to this Agreement, (ii) the delivery by such Selling Stockholder to the Transfer Agent of the share certificates issued for such Firm Securities and acknowledgement by the Company by its endorsement on the share certificates for such Offered Securities and
         (iii) the acceptance thereof by CEDE & CO. and payment therefor to such Selling Stockholder as provided in this Agreement, such Firm Securities will validly have been transferred to CEDE & CO. in accordance with Dutch law, free from and clear of all liens, claims or other encumbrances;

         (h) The Representatives shall have received the opinion, as contemplated in the Custody Agreement executed and delivered by WEDGE, and an opinion, dated such Closing Date, of Baker Botts L.L.P., U.S. counsel for WEDGE, to the effect that:

                  (i) No consent, approval, authorization and no order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any Texas or Federal governmental agency or body or any Texas or Federal court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement and this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws in connection with the offer and sale of the Firm Securities, except for consents, approvals, authorizations, orders, registrations, qualifications or filings the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement;

                  (ii) The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, to the best knowledge of such counsel, any Texas or Federal statute, any rule, regulation or order of any Texas or Federal governmental agency or body or any Texas or Federal court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, except for such conflicts, breaches, violations, or defaults which would not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement;

                  (iii) This Agreement and the Custody Agreement with respect to such Selling Stockholder have been duly executed and delivered by such Selling Stockholder and the Custody Agreement constitutes a valid and legally binding obligation of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing; and

                  (iv) The Power of Attorney has been duly executed and delivered by such Selling Stockholder and constitutes a valid and legally binding obligation of the Selling Stockholder enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights, general equity principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing.

                  (v) Upon (i) payment for the Firm Securities to be sold by such Selling Shareholder pursuant to this Agreement, (ii) physical delivery of the certificates representing such Firm Securities to the Transfer Agent, and registration of such Firm Securities in the name of DTC upon registration of transfer by the issuer thereof, (iii) registration by book-entry of the credit to CSFB's securities accounts with DTC of the purchase of such Firm Securities in the records of DTC, and (iv) registration by book-entry of the credit to the other Underwriters' securities accounts of their purchase of such Firm Securities in the records of any other "securities intermediary" (as defined in Section 8-102(a)(14) of the New York UCC) which acts as a "clearing corporation" (as defined in Section 8-102(a)(5) of the New York UCC) or maintains "securities accounts" (as defined in Section 8-501(a) of the New York UCC) with respect to the transfer of such Firm Securities to the Underwriters, then the Underwriters will become the "entitlement holders" (as defined in Section 8-102(a)(7) of the New York UCC) of such Firm Securities, free of any "adverse claims" (as defined in Section 8-102(a)(1) of the New York UCC).

         (i) The Representatives shall have received the opinion, as contemplated in the Custody Agreement executed and delivered by First Reserve, and an opinion, dated such Closing Date, of Gibson, Dunn & Crutcher LLP, U.S. counsel for First Reserve, to the effect that:

                  (i) Such Selling Stockholder has the limited partnership power and authority to execute this Agreement and the Custody Agreement, to perform its obligations thereunder and to consummate the transactions contemplated in this Agreement and the Custody Agreement;

                  (ii) Such Selling Stockholder has taken all necessary limited partnership action to authorize the execution of this Agreement and the Custody Agreement, the performance of its obligations thereunder and the consummation of the transactions contemplated therein;

                  (iii) No consent, approval, authorization and no order, registration or qualification of, or filing with, any third party (whether acting in an individual, fiduciary or other capacity) or any governmental agency or body or any court is required to be obtained or made by such Selling Stockholder for the consummation of the transactions contemplated by the Custody Agreement and this Agreement, except such as have been obtained and made under the Act and such as may be required under state securities laws in connection with the offer and sale of the Offered Securities (as to which laws we express no opinion), except for consents, approvals, authorizations, orders, registrations, qualifications or filings the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement;

                  (iv) The execution, delivery and performance of the Custody Agreement and this Agreement and the consummation of the transactions therein and herein contemplated will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (x) any provision of such Selling Stockholder's agreement of limited partnership or any other organizational documents of such Selling Stockholder or (y), to the best of our knowledge, any Delaware or Federal statute, any rule, regulation (other than Federal, state or foreign securities or "blue sky" laws and the laws, rules and regulations of the NASD, as to which federal and state law such counsel need express no opinion, including, without limitation, the anti-fraud provisions thereof) or order of any Delaware or Federal governmental agency or body or any Delaware or Federal court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of such Selling Stockholder is subject, except for such conflicts, breaches, violations, or defaults under subsection (y) above which would not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement;

                  (v) This Agreement and the Custody Agreement with respect to such Selling Stockholder have been duly executed and delivered by such Selling Stockholder and the Custody Agreement constitutes valid and legally binding obligations of such Selling Stockholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

                  (vi) Upon (i) payment for the Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement, (ii) physical delivery of the certificates representing such Offered Securities to the Transfer Agent, and registration of such Offered Securities in the name of DTC upon registration of transfer by the issuer thereof, (iii) registration by book-entry of the credit to CSFB's securities accounts with DTC of the purchase of such Offered Securities in the records of DTC, and (iv) registration by book-entry of the credit to the other Underwriters' securities accounts of their purchase of such Offered Securities in the records of any other "securities intermediary" (as defined in Section 8-102(a)(14) of the New York UCC) which acts as a "clearing corporation" (as defined in
         Section 8-102(a)(5) of the New York UCC) or maintains "securities accounts" (as defined in Section 8-501(a) of the New York UCC) with respect to the transfer of the such Offered Securities to the Underwriters, then the Underwriters will become the "entitlement holders" (as defined in Section 8-102(a)(7) of the New York UCC) of the Offered Securities, free of any "adverse claims" (as defined in Section 8-102(a)(1) of the New York UCC).

         (j) The Representatives shall have received the an opinion, dated such Closing Date, of Katten Muchin Zavis Rosenman, U.S. counsel for Mr. Gerald
M. Glenn, to the effect that:

                  (i) No consent, approval, authorization order of, and no registration, qualification, or filing with, any governmental agency or body is required to be obtained or made by such Selling Stockholder for the consummation by such Selling Stockholder of the transactions contemplated by this Agreement, except such as is required under the Act and the Rules and Regulations and as may be required under state securities laws or by the New York Stock Exchange or the National Association of Securities Dealers, Inc. in connection with the offer and sale of the Offered Securities (as to which laws, rules and regulations we express no opinion), and except for consents, approvals, authorizations, orders, registrations, qualifications or filings which have been obtained or made or the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on the consummation of the transactions contemplated by this Agreement;

                  (ii) The execution, delivery and performance by such Selling Stockholder of this Agreement and the consummation by such Selling Stockholder of the transactions therein and herein contemplated will not to the best of our knowledge, (A) violate any New York or Federal statute, or any rule or regulation of any Federal or New York governmental agency or body, normally applicable to transactions of the type contemplated by this Agreement (other than Federal and New York securities laws, rules and regulations, as to which we express no opinion, including, without limitation, the anti-fraud provisions thereof) or (B) result in a breach of or default under any agreement or instrument to which such Selling Stockholder is a party, or by which such Selling Stockholder or his properties are bound, and which is identified on a schedule to such opinion;

                  (iii) This Agreement has been duly executed and delivered by such Selling Stockholder; and

                  (iv) Upon (i) payment for the Offered Securities to be sold by such Selling Shareholder pursuant to this Agreement, (ii) physical delivery of the certificates representing such Offered Securities to the Transfer Agent, and registration of such Offered Securities in the name of DTC upon registration of transfer by the issuer thereof, (iii) registration by book-entry of the credit to CSFB's securities accounts with DTC of the purchase of such Offered Securities in the records of DTC, and (iv) registration by book-entry of the credit to the other Underwriters' securities accounts of their purchase of such Offered Securities in the records of any other "securities intermediary" (as defined in Section 8-102(a)(14) of the New York UCC) which acts as a "clearing corporation" (as defined in
         Section 8-102(a)(5) of the New York UCC) or maintains "securities accounts" (as defined in Section 8-501(a) of the New York UCC) with respect to the transfer of the such Offered Securities to the Underwriters, and assuming each of the Underwriters acquire the Offered Securities without notice of any "adverse claims" (as defined in Section 8-102(a)(1) of the New York UCC), then the Underwriters will become the "entitlement holders" (as defined in Section 8-102(a)(7) of the New York UCC) of the Offered Securities, free of any "adverse claims" (as defined in Section 8-102(a)(1) of the New York UCC).

         (k) The Representatives shall have received from Latham & Watkins, U.S. counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the Registration Statements, the Prospectus and other related matters as the Representatives reasonably may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (l) The Representatives shall have received from Loyens & Loeff, Dutch counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company and other related matters as the Representatives may reasonably require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (m) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and Chicago Bridge & Iron Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) or Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any underwriter; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (n) The Representatives and the Board of Directors of the Company shall have received a letter, dated such Closing Date, of Deloitte & Touche LLP, which meet the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

         (o) The Custodian will deliver to CSFB a letter stating that they will deliver to each Selling Stockholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement.

         (p) The Representatives shall have received legal opinions, good standing certificates or other evidence reasonably satisfactory to them of the incorporation, existence and good standing of the foreign material subsidiaries.

         (q) The Representatives shall have received a Certificate of Gerald M. Glenn, Chairman of the Supervisory Board of the Company and Chairman, President and Chief Executive Officer of Chicago Bridge & Iron Company, a Delaware corporation ("CBIC"), and Richard E. Goodrich, Executive Vice President and Chief Financial Officer of CBIC, certifying to their knowledge, the truth and completeness of the information included or incorporated in the

Registration Statement and of Richard E. Goodrich with respect to the financial statements and other financial information.

The Selling Stockholders and the Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. CSFB may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

         7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by (x) any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below and (y) any Selling Stockholder specifically for use therein, it being understood that the only such information furnished by such Selling Stockholder consists of the information described in Section 2(b)(ii) hereof; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference), if the Company had previously furnished copies thereof to such Underwriter.

         (b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that First Reserve and Wedge shall only be subject to such liability to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon information provided by First Reserve or Wedge, as the case may be, it being understood that the only such information furnished by First Reserve and Wedge consists of the information described in Section 2(b)(ii) hereof, or contained in a representation or warranty given by First Reserve or Wedge, as the case may be, in this Agreement or the Custody Agreement; provided, further, that Mr. Gerald M. Glenn shall be subject to liability under this paragraph only to the extent that Mr. Gerald M. Glenn had knowledge of any untrue statement or alleged untrue statement or omission or alleged omission in any Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus; and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this subsection (b) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Offered Securities concerned, to the extent that a prospectus relating to such Offered Securities was required to be delivered by such Underwriter under the Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Offered Securities to such person, a copy of the Prospectus (exclusive of material incorporated by reference), as then amended or supplemented if the Company shall have furnished such amendments or supplements thereto, if the Company had previously furnished copies thereof to such Underwriter; and provided, further, that the aggregate liability of each Selling Stockholder under this Section 7 and with respect to any breach of the representations and warranties contained in Section 2(b)(ii) hereof shall be limited to an amount equal to the aggregate gross proceeds, net of underwriting commissions and discounts, but before expenses, to such Selling Stockholder from the sale of Securities sold by such Selling Stockholder hereunder.

                  In addition, the Company and each of the Underwriters agree with Mr. Gerald M. Glenn that any claim of any such Underwriter (or any such Underwriter's partners, directors or controlling persons) against Mr. Gerald M. Glenn for indemnification, reimbursement or advancement of expenses pursuant to this Section 7 or for breach of any representation or warranty in Section 2(b)(ii) hereof shall first be sought by such Underwriter to be satisfied in full by the Company and shall be satisfied by Mr. Gerald M. Glenn only to the extent the Company shall not have paid such claim in full, or be otherwise fully satisfying its indemnification obligations with respect to such claim (by assuming the defense of any proceeding giving rise to such claim or otherwise as set forth in this Section 7), for any reason within 30 days following the date requested in accordance with the terms of this Agreement; provided however, that if any time thereafter the Company is no longer fully satisfying its indemnification obligations with respect to such claim, such Underwriters may immediately bring such claim against Mr. Gerald M. Glenn. The Company and Mr. Gerald M. Glenn may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible, including, without limitation, allocating between the Company and Mr. Gerald M. Glenn the liability resulting from a breach of the representations and warranties of the Company and Mr. Gerald M. Glenn hereunder.

         (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder, its directors and officers and each person, if any, who controls such Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph, the material regarding stabilizing, over-allotment and syndicate covering transactions and penalty bids appearing in the eleventh paragraph and the matters described in the twelfth paragraph, in each case under the caption "Underwriting".

         (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to conflicts of interests between them. Notwithstanding any such conflict, it is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by CSFB. In the case of any such separate firm for the Company, and such directors officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of the Selling Stockholders, such firm shall be designated in writing by the Selling Stockholders. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement of any action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in this Section 7 as applicable) by reason of such settlement or judgment. Notwithstanding the preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Stockholders' obligations in this subsection (e) to contribute are several in proportion to the respective amount of net proceeds from the offering received by each such Selling Stockholder and are not joint.

         (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company or any Selling Stockholder, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company or a Selling Stockholder within the meaning of the Act.

         (g) The obligations of the Company hereunder are in addition to, and shall have no effect on, the obligations of the Company to indemnify the Selling Stockholders as set forth in the Fund VIII Stockholder Agreement and the WEDGE Stockholder Agreement.

         8. DEFAULT OF UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, CSFB may make arrangements satisfactory to the Selling Stockholders or the Company, as the case may be, for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFB and the Selling Stockholders or the Company, as the case may be, for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except as provided in Section 9 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         9. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Stockholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by them pursuant to
Section 5 and the respective obligations of the Company, the Selling Stockholders, and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under
Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

         10. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telecopied and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, NY 10010-3629, Attention: Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telecopied and confirmed to it at Chicago Bridge & Iron Company N.V. c/o Chicago Bridge and Iron Company, 10200 Grogan Mill Road, Suite 300, The Woodlands, Texas 77380, Attention Secretary or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telecopied and confirmed to Richard E. Blohm, Jr. c/o WEDGE Group Incorporated, 1415 Louisiana, Suite 3000, Houston, Texas 77002-7349 and to First Reserve Fund VIII, L.P., One Lafayette Place, Greenwich, Connecticut 06830, Attention: Thomas R. Denison for First Reserve and to Mr. Gerald M. Glenn, Chicago Bridge & Iron Company N.V. c/o Chicago Bridge and Iron Company, 10200 Grogan Mill Road, Suite 300, The Woodlands, Texas 77380,
Attention: Mr. Gerald M. Glenn for Mr. Gerald M. Glenn; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

         11. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

         12. REPRESENTATION. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly or by CSFB or BAS will be binding upon all the Underwriters.

         13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

         14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD APPLY THE LAW OF ANY OTHER JURISDICTION.

         15.      SUBMISSION TO JURISDICTION.

         (a) The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company appoints CT Corporation System as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company may from time to time appoint one or more successor agents and further agrees to take any and all action as may be necessary to maintain such designation and appointment of such an agent in full force and effect for a period of seven years from the date of this Agreement.

         (b) Each of Wedge, First Reserve and Mr. Gerald M. Glenn hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York solely in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of Wedge, First Reserve and Mr. Gerald M. Glenn irrevocably appoints CT Corporation System as its respective authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to such Selling Stockholder by the person serving the same to the address provided in Section 10, shall be deemed in every respect effective service of process upon such Selling Stockholder in any such suit or proceeding. Each of Wedge, First Reserve and Mr, Gerald M. Glenn agrees to take any and all action as may be necessary to maintain such designation and appointment of such an agent in full force and effect for a period of seven years from the date of this Agreement.

         16. FOREIGN CURRENCY JUDGMENTS. The obligation of the Company or any Selling Stockholder in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company or such Selling Stockholder, as the case may be, agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Stockholder, as the case may be, an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

         If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Stockholders, the Company and the several Underwriters in accordance with its terms.

                                    Very truly yours,

                                    SELLING STOCKHOLDERS

                                    FIRST RESERVE FUND VIII, L.P.

                                    By its General Partner, First Reserve GP
                                     VIII, L.P.

                                        By its General Partner, First Reserve
                                         Corporation

                                        /s/ Thomas R. Denison
                                        ----------------------------------------
                                        Duly authorized signatory

                                    WEDGE ENGINEERING B.V.

                                    /s/ Richard E. Blohm, Jr.
                                    --------------------------------------------
                                    Duly authorized signatory

                                    /s/ Gerald M. Glenn
                                    --------------------------------------------
                                    Gerald M. Glenn

                                    COMPANY

                                    CHICAGO BRIDGE & IRON COMPANY N.V.

                                    By: Chicago Bridge & Iron Company B.V.,
                                        as its Managing Director

                                    By: /s/ Richard E. Goodrich
                                        ----------------------------------------
                                        Richard E. Goodrich
                                        Managing Director

                    [Signature Page - Underwriting Agreement]

         The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

     CREDIT SUISSE FIRST BOSTON LLC
     BANC OF AMERICA SECURITIES LLC
     LEHMAN BROTHERS INC.
     BMO NESBITT BURNS CORP.
     FIRST ALBANY CORPORATION
     HIBERNIA SOUTHCOAST CAPITAL
     SANDERS MORRIS HARRIS, INC.

     Acting on behalf of themselves and as the Representatives of the several Underwriters.

     By CREDIT SUISSE FIRST BOSTON LLC

     By: s/ Stephen Cruise
         -----------------------------------------
         Name:  Stephen Cruise
         Title: Director

                    [Signature Page - Underwriting Agreement]

                                   SCHEDULE A

                                                                            NUMBER OF
                                                 NUMBER OF                   OPTIONAL
                                              FIRM SECURITIES               SECURITIES
              SELLER                             TO BE SOLD                 TO BE SOLD
---------------------------------             ---------------               ----------
   First Reserve Fund VIII, L.P.                 5,522,014                  1,288,881
      WEDGE Engineering B.V.                     1,705,528
        Mr. Gerald M. Glenn                        365,000
Chicago Bridge & Iron Company N.V.               1,000,000
Total...............................             8,592,542                  1,288,881
                                                 ---------                  ---------

                                    EXHIBIT A

                              MATERIAL SUBSIDIARIES

                                                             Jurisdiction in which
Subsidiary or Affiliate                                      Incorporated or Organized
---------------------------                                  -------------------------
CBI Venezolana, S.A.                                         Venezuela

Chicago Bridge & Iron Company, B.V.                          the Netherlands

Horton CBI, Limited                                          Canada

CB&I Constructors, Inc.                                      Texas

Howe-Baker International, L.L.C.                             Delaware

CBI Services, Inc.                                           Delaware

Asia Pacific Supply Company                                  Delaware

Chicago Bridge & Iron Company (Delaware)                     Delaware

Chicago Bridge & Iron Company                                Delaware

CBI Company Limited Delaware                                 Delaware

Southern Tropic Material Supply                              Cayman Islands

SCHEDULE B

                                                                 NUMBER OF
                                                              FIRM SECURITIES
                  UNDERWRITER                                 TO BE PURCHASED
                  -----------                                 ---------------
Credit Suisse First Boston LLC...............                    3,265,168

Banc of America Securities LLC...............                    2,491,837

Lehman Brothers Inc..........................                      859,253

BMO Nesbitt Burns Corp.......................                      687,403

First Albany Corporation.....................                      429,627

Hibernia Southcoast Capital..................                      429,627

Sanders Morris Harris, Inc...................                      429,627

   Total........................................                 8,592,542
                                                                 =========

                                   SCHEDULE C

                                GLENN AGREEMENTS

         1. Chicago Bridge & Iron 1997 Long-Term Incentive Plan, adopted January 17, 1997 and amended through May 1, 2002

         2. Agreement and Acknowledgment of Nonqualified Stock Option Grant under 1997 Long-Term Incentive Plan, dated as of April 2, 1997, by Gerald
M. Glenn

         3. Agreement and Acknowledgment of Nonqualified Stock Option Grant under 1997 Long-Term Incentive Plan, dated as of July 30, 1998, by Gerald
M. Glenn

         4. Agreement and Acknowledgment of Nonqualified Stock Option Grant under 1997 Long-Term Incentive Plan, dated as of May 13, 1999, by Gerald
M. Glenn

         5. Agreement and Acknowledgment of Nonqualified Stock Option Grant under 1997 Long-Term Incentive Plan, dated as of February 10, 2000, by Gerald M. Glenn

         6. Agreement and Acknowledgment of Performance Share Grant under 1997 Long-Term Incentive Plan, dated as of September 10, 1998, by Gerald M. Glenn

         7. Agreement and Acknowledgment of Performance Share Grant under 1997 Long-Term Incentive Plan, dated as of May 13, 1999, by Gerald M. Glenn

         8. Chicago Bridge & Iron 1999 Long-Term Incentive Plan, adopted May 1, 1999 and amended through May 1, 2002

         9. Agreement and Acknowledgment of Nonqualified Stock Option Grant under 1999 Long-Term Incentive Plan, dated as of May 15, 2000, by Gerald
M. Glenn

         10. Agreement and Acknowledgment of Nonqualified Stock Option Grant under 1999 Long-Term Incentive Plan, dated as of December 28, 2000, by Gerald M. Glenn

         11. Agreement and Acknowledgment of Nonqualified Stock Option Grant under 1999 Long-Term Incentive Plan, dated as of February 21, 2002, by Gerald M. Glenn

         12. Agreement and Acknowledgment of Nonqualified Stock Option Grant under 1999 Long-Term Incentive Plan, dated as of February 27, 2003, by Gerald M. Glenn

         13. Agreement and Acknowledgment of Performance Share Grant under 1999 Long-Term Incentive Plan, dated as of May 15, 2000, by Gerald M. Glenn

         14. Agreement and Acknowledgment of Performance Share Grant under 1999 Long-Term Incentive Plan, dated as of February 27, 2003, by Gerald M. Glenn

         15. Letter Agreement between Gerald M. Glenn and Praxair, Inc. dated February 26, 1997

         16. Amendment and Restatement of Chicago Bridge & Iron Company Management Defined Contribution Plan, dated as of September 1, 1999

         17. First Amendment of Chicago Bridge & Iron Company Management Defined Contribution, dated as of February 21, 2002

         18. Second Amendment of Chicago Bridge & Iron Company Management Defined Contribution Plan, dated as of May 29, 2003

         19. Agreement, dated as of September 1, 1999, by and between Gerald M. Glenn and Chicago Bridge & Iron Company N.V.

         20. Agreement, dated as of February 21, 2002, by and between Gerald M. Glenn and Chicago Bridge & Iron Company N.V.

         21. Chicago Bridge & Iron Company Change of Control Severance Agreement, dated as of October 13, 2000, by and among Chicago Bridge & Iron Company N.V., Chicago Bridge & Iron Company, Chicago Bridge & Iron Company (DELAWARE) and Gerald M. Glenn

         22. Shareholder Agreement, dated as of December 28, 2000, among WEDGE Group Incorporated, Chicago Bridge & Iron Company N.V., Gerald M. Glenn and Timothy J. Wiggins

         23. Amendment to Shareholder Agreement, dated as of February 7, 2001, among WEDGE Group Incorporated, Chicago Bridge & Iron Company N.V., Gerald
M. Glenn and Timothy J. Wiggins

         24. Amendment No. 2 to Shareholder Agreement, dated as of March 19, 2003, among WEDGE Group Incorporated, Chicago Bridge & Iron Company N.V. and Gerald M. Glenn

         25. Shareholder Agreement, dated as of December 28, 2000, among First Reserve Fund VIII L.P., Chicago Bridge & Iron Company N.V., Gerald M. Glenn and Timothy J. Wiggins

         26. Amendment to Shareholder Agreement, dated as of February 7, 2001, among First Reserve Fund VIII L.P., Chicago Bridge & Iron Company N.V., Gerald M. Glenn and Timothy J. Wiggins